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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Prolong International Corporation on Form S-8 of our report dated March 28, 1997, appearing in the Annual Report on Form 10 of Prolong International Corporation for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
November 21, 1997